UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2013
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 TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)
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Michigan	0-452	38-1093240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5683 Hines Drive Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

1136 Oak Valley Drive, Ann Arbor, MI 48108
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Michael Noelke, our Executive Vice President, Global Sales, Marketing and Engineering, resigned from the Company, effective March 6, 2013. On March 6, 2013, Mr. Noelke entered into a General Release of All Claims with us in connection with his termination of employment with us. In consideration of the payment of $105,000 on March 15, 2013, assuming no revocation of a release or waiver, Mr. Noelke agreed to return our property and to release us from all claims, rights and liabilities arising out of his employment relationship with us, the termination of that relationship, any agreement or arrangement relating to his employment with us or relating to his compensation, bonuses, incentives or other benefits, including his previously vested stock appreciation rights and his previously unvested performance phantom shares and any other event or obligation that occurred or existed before the date of his termination of employment, except for his rights to payment of the $105,000 and indemnification rights he may have under various agreements. A copy of the General Release of All Claims is filed as an exhibit to this Form 8-K and is hereby incorporated into this Item 5.02 by reference. The description of the General Release of All Claims is qualified in its entirety by reference to the attached General Release of All Claims, which we encourage you to read.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	General Release of All Claims dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: March 7, 2013	By	/s/ JAMES J. CONNOR
James J. Connor
Chief Executive Officer, President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Release of All Claims dated March 6, 2013.